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Exhibit 99.1

Fairfield, NJ - Prime Hospitality Corp. (NYSE:PDQ) ("Prime") announced today that it plans to refinance its 9-3/4% Senior Subordinated Notes due 2007 through a proposed offering of $200 million of Senior Subordinated Notes due 2012.

           Prime said it intends to effect the refinancing by commencing a tender offer to purchase all of its outstanding 9-3/4% Senior Subordinated Notes due 2007 at $1,050 per $1,000 principal amount of such notes. Tendering holders will be required to consent to certain changes to the covenants contained in the indenture under which those notes were issued, and Prime currently plans to call for redemption any notes not tendered.

           Interest rates, redemption terms, and additional terms of the Senior Subordinated Notes due 2012 will be determined at the time of the pricing of the offering. These notes will be subordinated to Prime's senior debt and will rank pari passu with all of its senior subordinated debt.

           The Senior Subordinated Notes due 2012 will be offered pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and will not be registered under the Securities Act. These notes may not be offered or sold in the United States absent registration or an applicable exemption from the Securities Act's registration requirements.

           There can be no assurance that the proposed offering of the Senior Subordinated Notes due 2012 or the purchase of the 9-3/4% Senior Subordinated Notes due 2007 will be consummated or of the terms thereof.

           Prime Hospitality Corp., one of the nation's premiere lodging companies, owns, manages, develops and franchises 234 hotels throughout the United States. Prime owns and operates two proprietary brands, AmeriSuites(R)(all-suites) and Wellesley Inns & Suites(R) (limited-service). Also within Prime's portfolio are owned and/or managed hotels operated under franchise agreements with national hotel chains including Hilton, Radisson, Sheraton, Holiday Inn and Ramada.

           Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information about our possible or assumed future results of operations and statements preceded by, followed by or that include the words "expect," "intend," "plan," or similar expressions, or the negative thereof. Actual results may differ materially from those expressed in these forward-looking statements. Readers of this press release are cautioned not to unduly rely on any forward-looking statements.


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